EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 17, 2007 in the Amendment No. 1 to the Registration Statement (File No. 333-147469) and related Prospectus of Claymore Securities Defined Portfolios, Series 454.


                                                          /s/ Grant Thornton LLP
                                                        ------------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
December 17, 2007